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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-1 and related Prospectus of Cooperative Computing, Inc. of our report dated October 23, 1996 on our audits of the consolidated financial statements of Triad Systems Corporation as of and for the years ended September 30, 1995 and 1996. We also consent to the reference to our firm under the caption "Experts."




                                             COOPERS & LYBRAND L.L.P.

San Jose, California
March 30, 1998